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                                                                   Exhibit 5.1


June 9, 1997

Page 2






Writer's direct dial: (516) 663-6510

Writer's direct fax:  (516) 663-6641


                                                                  June 9, 1997



SysComm International Corporation
275 Marcus Boulevard
Hauppauge, NY 11788

           Re: SysComm International Corporation

Gentlemen:

         We have acted as counsel to SysComm International Corporation, a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement (Registration No. 333-25593) (the "Registration Statement") on Form S-1 with respect to: (i) 1,500,000 shares (the "Common Shares") of Common Stock, $.01 par value of the Company, which are to be issued and sold by the Company to a group of underwriters (the "Underwriters") represented by Commonwealth Associates; and (ii) 225,000 shares of Common Stock to be issued and sold by the Company upon exercise of an over-allotment option (the "Over-Allotment Shares") granted to the Underwriters by the Company. Unless otherwise defined herein, all capitalized terms used herein and not expressly defined shall have the meaning given to them in the Registration Statement.

         As counsel to the Company, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us.

         Based solely upon and subject to the foregoing, we are of the opinion that the Company's Common Shares and Over-Allotment Shares have been duly and validly authorized and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of said Registration Statement.

                                 Very truly yours,


                                /s/ Ruskin, Moscou, Evans & Faltischek, P.C.
                                --------------------------------------------
                                    RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.